Exhibit 99.1

Ridge at Blue Hills Braintree, MA 1818 Platinum Triangle Anaheim, CA Domain Brewers Hill Baltimore, MD Marina Pointe Marina del Rey, CA BMO Capital Markets 2010 North American Real Estate Conference September 2010 Garrison Square Boston, MA

Portfolio UDR owns, acquires, renovates, develops, and manages apartment communities nationwide concentrated in markets with low single-family home affordability and job growth ahead of national average 53,197 homes in 184 communities(2) Average monthly same-store income per occupied home of $1,153 compared to national average of $973 Leading Multifamily REIT NYSE: UDR 38 year track record of paying dividends S&P 400 Enterprise value - $7.3 billion(1) (1) As of September 9, 2010. (2) As of September 9, 2010, includes all wholly-owned homes, homes in development and joint venture homes at 100%. Adjusted to account for the 5 operating communities on page 4. (3) Percentages shown on map indicate contribution of second quarter year to date 2010 total same-store net operating income (NOI). UDR announced on September 7th, 2010 that it entered into the Boston market through the purchase of two operating communities consisting of 346 homes and one pre-sale venture to develop 240 homes. It is anticipated that the operating communities on page 4 will enter into the same-store pool in the 1st quarter of 2012. UDR Overview

Compelling Acquisitions According to the National Association of Realtors for full year 2009. As of June 30, 2010 pro forma for the acquisition of the 5 operating communities on page 4. High Quality Portfolio $1,936 total income per occupied home, 68% above current portfolio average Superior finishes and amenities Increased Concentration in Core Markets Deeper presence in existing UDR target markets Strategic foothold in Boston market - one of the nation's least affordable homeownership markets(1) Deleveraging Transaction Improved leverage profile upon completion of $359 million equity offering and acquisitions Reduces debt to undepreciated assets to 50%(2) Purchase price of the five operating communities to be funded with 87% equity Domain Brewers Hill, Baltimore, MD 1818 Platinum Triangle, Anaheim, CA Marina Pointe, Marina del Rey, CA The acquisition of five communities and one development pre-sale venture for $455.1 million containing 1,614 homes

Acquisition Details

- Acquisitions represent attractive comparable values versus similarly located assets
- 1818 Platinum Triangle, Ridge at Blue Hills and Domain Brewers Hill were all developed by The Hanover Company and were or will be acquired off-market at a discount to their cost

Community	Location	Homes	Purchase Price (M)	Price per Home (K)	Monthly Income per Occupied Home[1]	Debt Assumed (M)	Year Built / Renovated	Actual / Anticipated Closing Date
Operating								
1818 Platinum Triangle	Anaheim, CA	265	$70.5	$266.0	$1,838	NA	2009	8/19/10
Marina Pointe	Marina del Rey, CA	583	157.5	270.2	1,707	$67.7[2]	1993	3Q 2010
Garrison Square	Boston, MA	160	98.0	612.5	3,406	NA	1887/1990	9/8/10
Ridge at Blue Hills	Braintree, MA	186	40.0	215.1	1,492	$23.8[3]	2007	3Q 2010
Domain Brewers Hill	Baltimore, MD	180	46.0	255.6	1,975	NA	2009	8/19/10
Pre-Sale Venture								
Lodge at Stoughton[4]	Stoughton, MA	240	$43.1	$179.7	TBD	NA	NA	3Q 2010
Total/Weighted Average		**1,614**	**$455.1**	**$282.0**	**$1,936**	**$91.5**	**9 years**	

(1) As of July 31, 2010.
(2) Tax-exempt first mortgage with a current floating interest rate of 1.17% and an August 2019 maturity.
(3) First mortgage with a 5.39% fixed interest rate and a December 2016 maturity.
(4) Pre-sale venture with an affiliate of The Hanover Company. Anticipated completion in the fourth quarter of 2012.

UDR Opening doors to the future
4

UDR's Competitive Strengths High Quality Portfolio with National Scale 53,197 apartment homes in 184 communities(1) Focused on markets with low home ownership affordability and above average job growth Continued Outperformance Greater than 95% same-store occupancy for the last five quarters Same-store operating margin of 66.4% versus peer average of 62.6%(2) for YTD 2010 Strong Development and Redevelopment Capabilities 1,104 homes currently under development and 862 homes currently under redevelopment 5,090 homes developed and 4,108 homes redeveloped over the last five years Solid Balance Sheet 2.1x fixed charge coverage ratio and 50% debt to undepreciated assets(3) Improved leverage profile upon completion of the offering and acquisitions Leading Operating Platform Technology initiatives continue to improve operating margins and enhance UDR customer experience Includes all wholly-owned homes, homes in development and joint venture homes at 100%. As of September 2, 2010. Adjusted to account for 5 transactions on page 4. Peer group includes AIV, AVB, BRE, CPT, EQR, ESS and PPS. As of June 30, 2010 pro forma for the acquisition of the 5 operating communities on page 4.

For same-store portfolio. Core markets include Southern California, Northern California, Metropolitan DC, Seattle and Baltimore. Includes the 5 operating communities on page 4. Continued Portfolio Transformation Substantially repositioned portfolio over the last five years Focused on markets with above average job growth and low home affordability Acquisitions further concentrate portfolio in core markets and strategic foothold in Boston market Total monthly income per occupied home of $1,936 for the five new acquisitions % of Portfolio NOI from Core Markets(1)(2) Total Monthly Income Per Occupied Home(1) Acquisitions(3) Dispositions Volume $2.1 B $3.1 B # of Homes 9,431 45,298 Average Age 14 years 28 years Average Income / Home $1,500 $679 Portfolio Upgrades 2005 - 2010 +51% +152%

Continued Outperformance(1) Occupancy Occupancy of 95.8% versus peer average of 95.6% Operating Margin Operating margin of 66.4% versus peer average of 62.6% Revenue Decreased by 2.6% versus peer average decline of 3.3% Expenses Increased by 0.2% versus peer average increase of 1.3% NOI Decreased 3.9% versus peer average decline of 5.9% 2006 2007 2008 2009 2010 YTD UDR Revenue Growth 0.06 0.05 0.036 -0.02 -0.026 Peer Revenue Growth 0.065 0.049 0.027 -0.033 -0.033 2006 2007 2008 2009 2010 YTD UDR NOI Growth 0.086 0.07 0.038 -0.022 -0.039 Peer NOI Growth 0.077 0.059 0.027 -0.055 -0.059 First Half 2010 Same-Store Results 5-Year Same-Store Trends Peer group includes AIV, AVB, BRE, CPT, EQR, ESS and PPS. Data as of June 30, 2010.

Strong Development and Redevelopment Capabilities Development(1) Current development pipeline consists of 1,104 homes in three communities with a total estimated cost of $218.2 million or $197,645 per home Invested $807.8 million, or $158,700 per home, in the development of 5,090 homes over the last five years Redevelopment(1) Current redevelopment pipeline consists of 862 homes in three communities with a total estimated cost of $77.2 million or $89,559 per home Invested $177.5 million, or $43,200 per home, in the redevelopment of 4,108 homes over the last five years The Savoye - Addison, TX The Savoye - Addison, TX As of June 30, 2010.

Acquisition Overview

1818 Platinum Triangle, Anaheim, CA Year Built 2009 Homes 265 Average Home Size 1,041 Sq. Ft Monthly Inc. Per Occ. Home $1,838(1) Occupancy 91%(1) As of July 31, 2010.

Recently developed by The Hanover Company Well-located in the entertainment district of Anaheim Easy access to major transportation arteries and infrastructure Luxury community offering condo quality finishes and amenities Discount to construction cost Off-market transaction 1818 Platinum Triangle, Anaheim, CA

Marina Pointe, Marina del Rey, CA Year Built 1993 Homes 583 Average Home Size 854 Sq. Ft. Monthly Inc. Per Occ. Home $1,707(1) Occupancy 94%(1) As of July 31, 2010.

Marina Pointe, Marina del Rey, CA Acquisition will create a 1,051 home "pod" with two existing UDR communities located within two blocks Proximate to numerous entertainment and employment hubs Potential for revenue enhancing home upgrades

Marina Pointe, Marina del Rey, CA

Garrison Square, Boston, MA Year Built 1887/1990 Homes 160 Average Home Size 956 Sq. Ft. Monthly Inc. Per Occ. Home $3,406(1) Occupancy 96%(1) As of July 31, 2010.

Garrison Square, Boston, MA One of three transactions marking strategic entry into the Boston market Core community located in the heart of Boston's historic Back Bay and South End neighborhoods Short walk to both the orange and green lines of the "T" Situated near major job centers Luxury community offering condo quality finishes and amenities

Garrison Square, Boston, MA

Ridge at Blue Hills, Braintree, MA Year Built 2007 Homes 186 Average Home Size 1,114 Sq. Ft. Monthly Inc. Per Occ. Home $1,492(1) Occupancy 94%(1) As of July 31, 2010.

Ridge at Blue Hills, Braintree, MA One of three transactions marking strategic entry into Boston market Recently developed by The Hanover Company Excellent location with easy access to public transportation infrastructure and major traffic arteries Luxury community offering condo quality finishes and amenities Discount to construction cost Off-market transaction

Domain Brewers Hill, Baltimore, MD Year Built 2009 Homes 180 Average Home Size 1,093 Sq. Ft. Monthly Inc. Per Occ. Home $1,975(1) Occupancy 96%(1) As of July 31, 2010.

Domain Brewers Hill, Baltimore, MD Recently developed by The Hanover Company Well-located close to major employment hubs and Baltimore's Inner Harbor Luxury community offering condo quality finishes and amenities Discount to construction cost Off-market transaction

Lodge at Stoughton, Stoughton, MA One of three transactions marking strategic entry into the Boston market Development pre-sale venture with an affiliate of The Hanover Company Will be built with high quality finishes consistent with other recently acquired communities developed by The Hanover Company Well-located proximate to major transportation corridors Situated near major job centers - approximately 1.5 million square feet of office space within 5 miles Off-market transaction Total estimated Cost $43.1M Number of Homes 240 Anticipated Completion Q4 2012 Location 400 Technology Center Drive

Forward-Looking Statement Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "likely," "will," " seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the Vitruvian ParkSM development, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward- looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. Securities Law. This presentation and these forward-looking statements include UDR's analysis and conclusions based in part on third party data and reflect UDR's judgment as of the date of these materials. UDR assumes no obligation to revise or update to reflect future events or circumstances.

Investor Relations Contact: H. Andrew Cantor acantor@udr.com 720.283.6083